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                               Sullivan & Cromwell
                             1888 Century Park East
                       Los Angeles, California 90067-1725



                                                                  August 7, 2001

Zions Bancorporation,
Zions Financial Corp.,
     c/o Zions Bancorporation,
         One South Main, Suite 1380,
             Salt Lake City, Utah 84111.

Ladies and Gentlemen:

     In connection with the registration under the Securities Act of 1933 (the "Act") of $200,000,000 principal amount of Fixed/Floating Rate Guaranteed Notes due May 15, 2011 (the "Notes") of Zions Financial Corp., a Delaware corporation (the "Issuer"), and the guarantees of the payment of principal of and interest on the Notes (the "Guarantees" and, together with the Notes, the "Securities") by Zions Bancorporation, a Utah corporation (the "Guarantor"), to be issued pursuant to the Indenture, dated as of May 24, 2001 (the "Indenture"), among the Issuer, the Guarantor and Chase Manhattan Bank and Trust Company, National Association, as trustee (the "Trustee"), we, as

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Zions Bancorporation                                                         -2-
Zions Financial Corp.

your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

     Upon the basis of such examination, we advise you that, in our opinion, when the Registration Statement relating to the Securities (the "Registration Statement") has become effective under the Act, the terms of the Securities and of their issuance and exchange have been duly established in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Issuer or the Guarantor, as the case may be, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Issuer or the Guarantor, as the case may be, and the Securities have been duly executed and, in the case of the Notes, authenticated in accordance with the Indenture and issued and exchanged as contemplated in the Registration Statement, the Notes and the Guarantees will constitute valid and legally binding obligations of the Issuer and the Guarantor, respectively, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar

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Zions Bancorporation                                                         -3-
Zions Financial Corp.

laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     The foregoing opinion is limited to the Federal laws of the United States, the laws of the States of New York and Utah, and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. With respect to all matters of Utah law, we have relied upon the opinion, dated August 6, 2001, of Callister, Nebeker & McCullough, a Professional Corporation, and our opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Callister Nebeker & McCullough, a Professional Corporation.

     Also, we have relied as to certain matters on information obtained from public officials, officers of the Issuer and the Guarantor and other sources believed by us to be responsible, and we have assumed that the Indenture has been duly authorized, executed and delivered by the Trustee, an assumption which we have not independently verified.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Validity of New

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Zions Bancorporation                                                         -4-
Zions Financial Corp.

Securities" in the prospectus included therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.


                                        Very truly yours,

                                        /s/ Sullivan & Cromwell